As filed with the Securities and Exchange Commission on February 5, 2008

Registration No. 33-42341

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8 REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MGI PHARMA, INC.

(Exact name of registrant as specified in its charter)

Minnesota	41-1364647
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5775 West Old Shakopee Road, Suite 100
Bloomington, Minnesota 55437-3174
(952) 346-4700
(Address, including zip code, and telephone number of Registrant’s principal executive offices)

Eric P. Loukas

Executive Vice President, Chief Operating Officer,

General Counsel and Corporate Secretary

MGI PHARMA, INC.

5775 West Old Shakopee Road, Suite 100

Bloomington, MN 55437-3174

(952)  346-4700

(Name, address and telephone number of agent for service)

MGI PHARMA, INC. 1984 STOCK OPTION PLAN

(Full title of the plan)

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 to Form S-8 relates to the Registration Statement on Form S-8 (File No. 33-42341), filed with the Securities and Exchange Commission on August 21, 1991 (the “Registration Statement”) by MGI PHARMA, INC., a Minnesota corporation (“MGI PHARMA”), relating to 425,000 shares of MGI PHARMA common stock, par value $0.01, reserved for issuance under the MGI PHARMA, INC. 1984 Stock Option Plan.

On January 28, 2008, pursuant to the Agreement and Plan of Merger dated December 10, 2007, between MGI PHARMA, Eisai Co., Ltd., a corporation organized under the laws of Japan (“Eisai”), and Jaguar Acquisition Corp., a Minnesota corporation and an indirect wholly-owned subsidiary of Eisai (“Purchaser”), Purchaser merged with and into MGI PHARMA (the “Merger”), with MGI PHARMA continuing as the surviving corporation and a wholly-owned indirect subsidiary of Eisai.

As a result of the Merger, the offering pursuant to the Registration Statement has been terminated.  In accordance with undertakings made by MGI PHARMA in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, MGI PHARMA hereby removes from registration the securities registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, MGI PHARMA, INC. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomington, State of Minnesota, on February 5, 2008.

MGI PHARMA, INC.

By:	/s/ Leon O. Moulder, Jr.
Name:	Leon O. Moulder, Jr.
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities indicated, as of February 5, 2008.

Signature	Title

/s/ Leon O. Moulder, Jr.	President and Chief Executive Officer
Leon O. Moulder, Jr.	(principal executive officer)

/s/ William F. Spengler	Executive Vice President and Chief Financial Officer
William F. Spengler	(principal financial officer)

/s/ Richard J. Rodgers	Senior Vice President and Controller
Richard J. Rodgers	(principal accounting officer)

*	Director
Alexander Scott

*	Director
Lonnel Coats

*	Director
Hajime Shimizu

* By:	/s/ Leon O. Moulder, Jr.
Leon O. Moulder, Jr., Attorney-in-Fact

EXHIBIT LIST

Exhibit	Document
24.1	Power of Attorney dated as of January 28, 2008.